UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 30, 2008

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
Registrant's telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Tamm Oil and Gas Corp., the Registrant, is hereafter referred to as “we”, “our” or “us”.

Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) has been dismissed as our independent registered public accounting firm effective January 30, 2008. On the same day, we engaged Stark Winter Schenkein & Co., LLP (“Stark Winter”), as our independent registered public accounting firm. Our Board of Directors has approved the appointment of Stark Winter Schenkein & Co., LLP as our new independent registered public accounting firm.

During the most recent two fiscal years and subsequent interim periods prior to the dismissal of Squar Milner, we had not consulted with Stark Winter on any issue, including the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Further, Stark Winter neither provided us with a written report nor oral advice that was an important factor considered by us in reaching a decision as to its accounting, auditing or financial reporting issues.

No report of Squar Milner on our financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles, except that in our Form 10-KSB for our Fiscal Year ending March 31, 2007, the financial statements audited by Square Milner contained a going concern explanatory paragraph.

During our two most recent fiscal years and any subsequent interim periods through the date of their dismissal, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Squar Milner would have caused it to make reference in connection with its report on our financial statements to the subject matter of this disagreement.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

(c) Exhibits

16.1	Letter dated February 4, 2008 from Squar Milner pursuant to Item 304 of Regulation S-B

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: February 4, 2008	By:	/s/ Wiktor Musial
Wiktor Musial, President